Law Offices
THOMAS G. KIMBLE & ASSOCIATES
A PROFESSIONAL CORPORATION
311 SOUTH STATE STREET, SUITE 440
SALT LAKE CITY, UTAH 84111

THOMAS G. KIMBLE
VAN L. BUTLER

TELEPHONE:
(801) 531-0066
FACSIMILE
(801) 359-6603

May 1, 2008

Yuhe International, Inc.
301 Hailong Street, Hanting District, Weifang,
Shandong Province
The People's Republic of China

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special Nevada counsel for Yuhe International, Inc. (formerly First Growth Investors, Inc.), a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of 7,871,515 shares of Common Stock, par value $0.001 per share, (the "Common Stock") of the Company to be offered and sold solely by current stockholders of the Company (the "Selling Stockholders").

We have reviewed and are familiar with (a) the Company's Articles of Incorporation and Bylaws, (b) a certificate of an officer of the Company representing certain matters in connection with the original issuance of the Common Stock being registered, which representations we have assumed the validity of and relied on, and (c) such other matters as we have deemed necessary for this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold by the Selling Stockholders under the Registration Statement have been duly authorized and legally issued by the Company and are fully paid and nonassessable. This opinion is limited to matters governed by the laws of the State of Nevada.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

Thomas G. Kimble & Associates, P.C.

Thomas G. Kimble